Exhibit 99.1

The Commerce Group, Inc. Announces 2006 First Quarter Results and
Comparison to 2005

    WEBSTER, Mass.--(BUSINESS WIRE)--April 27, 2006--The Commerce Group, Inc. (NYSE:CGI) today reported 2006 first quarter results. Net earnings were $67.0 million, or $1.97 per diluted share, compared to net earnings of $58.0 million or $1.72 per diluted share for 2005.
    Included in the 2006 first quarter results are net realized investment gains of $6.4 million or $0.12 per diluted share, compared to gains of $8.3 million or $0.16 per diluted share in the first quarter of 2005. A complete breakdown of this information is included in the attached tables.
    Earned premiums were $428.5 million for the first quarter of 2006, compared to $423.2 million for the first quarter of 2005. A schedule of direct written premiums to earned premiums is included in the attached tables.
    The first quarter GAAP consolidated combined ratio was 86.8%, compared to 89.1% for 2005. The decrease in the combined ratio was the result of a decrease in the loss ratio partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for the first quarter of 2006 decreased to 62.6% from 66.0% during the same period last year. The improvement was the result of several factors, including: (1) a decrease in the current year personal automobile bodily injury and physical damage claim frequencies, primarily resulting from mild winter weather compared to the first quarter of last year; and, (2) a continued improvement in the results from Commonwealth Automobile Reinsurers (C.A.R.). The Company's GAAP consolidated underwriting ratio increased to 24.2%, as compared to 23.1% for last year's first quarter, primarily as a result of higher accrued agents' profit sharing and higher 2006 policy year mandated Massachusetts personal automobile commissions. The increased accrued agents' profit sharing relates to better underwriting results for the first quarter of 2006 versus last year's first quarter. A mandated rate decrease for 2006 Massachusetts personal automobile policies increased the impact of the higher personal automobile commissions on the underwriting ratio.
    Investment income increased 15.3% to $33.5 million resulting from an increase in both invested assets and investment yields.
    A complete presentation of March 31, 2006 and 2005 financial statement information is included in the financial statements attached to this press release.
    Additional supplemental financial information will be available on Friday morning on the Company's website at www.commerceinsurance.com, at the "About Us" tab under the "Financial Reports" link of the "News and Investors" section.
    At March 31, 2006, the Company had authority to purchase 858,300 shares of common stock under the current Board of Directors' stock re-purchase authorization.
    All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States of America (GAAP).

    About The Commerce Group, Inc.

    The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A.M. Best Company, based on 2004 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

    Forward Looking Statements

    This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities
Exchange Act.
    Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "will," "could," "likely," "should," "management believes," "we believe," "we intend," and similar words or phrases.
    These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

    -- the possibility of severe weather, terrorism and other adverse catastrophic experiences;

    -- adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;

    --  adverse state and federal regulations and legislation;

    --  adverse judicial decisions;

    -- adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;

    -- fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;

    -- premium rate making decisions for private passenger automobile policies in Massachusetts;

    --  potential rate filings;

    --  heightened competition;

    -- our concentration of business within Massachusetts and within the personal automobile line of business;

    -- market disruption in Massachusetts, if competitors exited the market or become insolvent;

    --  the cost and availability of reinsurance;

    -- our ability to collect on reinsurance and the solvency of our reinsurers;

    --  the effectiveness of our reinsurance strategies;

    -- telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;

    -- our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P, Moody's and Fitch;

    --  our ability to attract and retain independent agents;

    -- our ability to retain our affinity relationships with AAA clubs, especially in Massachusetts;

    -- our dependence on a key third party service vendor for our business in Massachusetts;

    --  our dependence on our executive officers; and,

    -- the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

    You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED BALANCE SHEET
March 31, 2006 and 2005
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                              March 31,    March 31,
                                                 2006         2005
                                              -----------  -----------
Assets:
Investments
  Fixed maturities, at market                $ 2,043,452  $ 1,830,932
  Preferred stocks, at market                $   418,748  $   494,515
  Common stocks, at market                   $   108,134  $    61,896
  Preferred stock mutual funds, at equity    $   102,019  $    65,826
  Mortgage loans and collateral notes
   receivable                                $    17,187  $    15,285
  Cash and cash equivalents                  $    80,431  $    82,378
  Short-term investments, at market          $     7,304  $    12,581
  Other investments, at equity               $    29,937  $    33,954

      Total cash and investments             $ 2,807,212  $ 2,597,367

Accrued investment income                    $    23,906  $    20,256
Premiums receivable                          $   475,269  $   477,109
Deferred policy acquisition costs            $   182,405  $   174,647
Property and equipment, net                  $    65,511  $    51,817
Due from reinsurers                          $   138,046  $   134,938
Residual market receivable                   $   188,789  $   204,894
Deferred income taxes                        $    63,051  $    55,595
Receivable for securities sold               $         -  $     1,069
Other assets                                 $    34,241  $    26,190

      Total assets                           $ 3,978,430  $ 3,743,882

Liabilities:
  Unpaid losses and LAE                      $   973,435  $ 1,004,157
  Unearned premiums                          $   965,270  $   962,104
  Bonds payable                              $   298,437  $   298,236
  Current income taxes                       $    18,951  $    13,836
  Deferred income                            $     9,524  $    10,814
  Accrued agents' profit sharing             $   198,650  $   116,826
  Payable for securities purchased           $         -  $    35,161
  Outstanding checks payable                 $    45,080  $    45,261
  Advance premiums and commissions payable   $    29,178  $    30,239
  Other liabilities                          $    73,847  $    69,595

      Total liabilities                      $ 2,612,372  $ 2,586,229

Minority interest                            $     6,159  $     5,240

Stockholders' equity:
  Preferred stock                                      -            -
  Common stock                               $    20,458  $    20,426
  Paid-in capital                            $   152,691  $   144,896
  Net accumulated other comprehensive loss   $   (14,073) $    (8,665)
  Retained earnings                          $ 1,415,232  $ 1,215,972

      Stockholders' equity before treasury
       stock                                 $ 1,574,308  $ 1,372,629

  Treasury stock                             $  (214,409) $  (220,216)

      Total stockholders' equity             $ 1,359,899  $ 1,152,413

      Total liabilities, minority interest
       and stockholders' equity              $ 3,978,430  $ 3,743,882

Common shares outstanding                     33,844,699   33,588,842

Stockholders' equity per share               $     40.18  $     34.31


THE COMMERCE GROUP, INC.  (NYSE -  CGI)
CONSOLIDATED STATEMENT OF EARNINGS
Three Months Ended March 31, 2006 and 2005
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                 Three Months Ended
                                                     March 31,
                                             -------------------------
                                                 2006         2005
                                             ------------  -----------
Revenues:
  Earned premiums                            $   428,458  $   423,202
  Net investment income                      $    33,529  $    29,087
  Premium finance and service fees           $     7,140  $     7,203
  Net realized investment gains              $     6,372  $     8,313
  Other income                               $        10  $         4

      TOTAL REVENUES                         $   475,509  $   467,809

Expenses:
  Losses and LAE                             $   268,279  $   279,158
  Policy acquisition costs                   $   105,796  $   100,372
  Interest expense & amortization of bond
   fees                                      $     4,581  $     4,519

      TOTAL EXPENSES                         $   378,656  $   384,049

      Earnings before income taxes and
       minority interest                     $    96,853  $    83,760

Income taxes                                 $    29,662  $    25,488

      Earnings before minority interest      $    67,191  $    58,272

Minority interest in net earnings of
 subsidiary                                  $      (236) $      (234)

      NET EARNINGS                           $    66,955  $    58,038

COMPREHENSIVE INCOME                         $    59,692  $    32,970

EARNINGS PER COMMON SHARE:
  BASIC                                      $      1.98  $      1.73
  DILUTED                                    $      1.97  $      1.72

Cash dividends paid per common share         $      0.45  $      0.33

Weighted average shares outstanding:
  BASIC                                       33,789,377   33,462,734
  DILUTED                                     33,961,380   33,823,626


THE COMMERCE GROUP, INC.  (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three Months March 31, 2006 and 2005
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                    Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2006      2005
                                                   ---------  --------
ADDITIONAL EARNINGS INFORMATION:

Direct written premiums to earned premiums
 reconciliation:
  Direct written premiums                          $489,165  $508,665
  Assumed premiums                                 $ 37,341  $ 38,018
  Ceded premiums                                   $(55,782) $(64,919)

    Net written premiums                           $470,724  $481,764
    Increase in unearned premiums                  $(42,266) $(58,562)

      Earned premiums                              $428,458  $423,202

GAAP consolidated operating ratios: (1)
  Loss ratio                                           62.6%     66.0%
  Underwriting ratio                                   24.2%     23.1%
    Combined ratio                                     86.8%     89.1%

GAAP operating ratios for combined insurance
subsidiaries only: (2)
  Loss ratio                                           62.3%     65.5%
  Underwriting ratio                                   23.9%     22.7%
    Combined ratio                                     86.2%     88.2%

Breakdown of net realized investment gains:
  Fixed maturities                                 $  5,073  $ 10,368
  Preferred stocks                                 $  1,811  $    818
  Common stocks                                    $      -  $    415
  Preferred stock mutual funds:
    Due to increase (decrease) in Net Asset Value  $    603  $   (635)
  Venture capital funds                            $    (16) $   (951)
  Other                                            $      4  $    322
  Other than temporary writedowns                  $ (1,103) $ (2,024)

    Net realized investment gains before tax       $  6,372  $  8,313
  Income tax at 35%                                $  2,230  $  2,910

    Net realized investment gains after tax        $  4,142  $  5,403

    Per diluted share net realized gains after tax $   0.12  $   0.16


(1) GAAP consolidated operating ratios are calculated as in (2) below using the combined insurance subsidiaries' loss and underwriting results, adding to them the expenses of the holding companies (corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement. For purposes of the U/W ratio, underwriting expenses are grossed-up for the increase in deferred acquisition costs of $7,992 and $11,003 for 2006 and 2005, respectively.


(2) GAAP operating ratios for combined insurance subsidiaries are calculated as follows: (a) The loss ratio represents losses and LAE divided by earned premiums; and, (b) The underwriting ratio represents underwriting expenses (excluding changes in deferred acquisition costs), divided by net premiums written. No corporate expenses are included in the calculations.


    CONTACT: The Commerce Group, Inc.
             Randall V. Becker, Treasurer, 508-949-4129